UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 11, 2021

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALES OF EQUITY SALES

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On January 13, 2021, the Board of Directors of the Company approved an increase in the base salaries for Nirajkumar Patel, the Company’s Chief Executive Officer and Chief Financial Officer, from $144,000 to $180,000, and for Eric Mosser, the Company’s Chief Operating Officer, from $120,000 to $144,000. The increase in base salaries for Mr. Patel and Mr. Mosser are effective as of January 1, 2021.

ITEM 8.01 OTHER EVENTS

Effective on January 11, 2021, Kaival Brands Innovations Group, Inc. (the “Company”) entered into a Services Agreement (the “Services Agreement”) with Trending Equities Corp. (“Trending Equities”), pursuant to which the Company engaged Trending Equities to provide certain social media awareness and consulting and investor relations services (the “TE Services”). In connection therewith, the Company issued 500,000 shares of the Company’s restricted common stock to Trending Equities as partial consideration for the TE Services to be rendered to the Company. These issuances were exempt from the registration requirements of the Securities Act of 1933, as amended by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: January 14, 2020	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer, Chief Financial Officer, and a Director

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